exhibit 10.34

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this "Agreement") is made and entered into as of the 19th day of January, 2004, by and among KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership ("KLP"), KOYAH PARTNERS, L.P. a Delaware limited partnership ("KP") (KLP and KP are sometimes collectively referred to as "Koyah"), EDGAR APPLEBY, an individual ("Appleby"), and PRUDENT BEAR FUND, INC., a Maryland corporation ("Prudent Bear") (Appleby and Prudent Bear are sometimes collectively referred to as the "New Lenders"), and AURA SYSTEMS, INC., a Delaware corporation (the "Company").

WITNESSETH:

WHEREAS, in connection with loans by Koyah to the Company, (i) the Company and Koyah entered into an Agreement dated as of July 24, 2003 (the "Koyah Agreement"), (ii) the Company executed in favor of Koyah four Convertible Promissory Notes dated as of July 24, 2003 (collectively, the "Koyah Notes"), and (iii) the Company executed in favor of KLP (as collateral agent for Koyah) a Security Agreement dated as of July 24, 2003 granting KLP (as collateral agent for Koyah) a security interest in certain personal property collateral (the "Koyah Security Agreement");

WHEREAS, the Company and Koyah also entered into an Amendment and Waiver Agreement dated as of August 6, 2003 (the "Koyah Waiver");

WHEREAS, Koyah made term loans to the Company under, and in the principal amounts of, (i) the Koyah Note in favor of KLP in the principal amount of Four Hundred Eighty-Two Thousand Seven Hundred Seventy-Seven and 78/100 Dollars ($482,077.78) and (ii) the Koyah Note in favor of KP in the principal amount of One Hundred Twenty Thousand Five Hundred Nineteen and 44/100 Dollars ($120,519.44) (collectively, the "Koyah Term Notes");

WHEREAS, in addition, Koyah made certain additional optional advances to the Company under (i) the Koyah Note in favor of KLP in the maximum principal amount of Eight Hundred Thousand Dollars ($800,000) and (ii) the Koyah Note in favor of KP in the maximum principal amount of Two Hundred Thousand Dollars ($200,000) (collectively, the "Koyah Optional Advance Notes");

WHEREAS, (i) the Company and Koyah also entered into an Additional Advance Agreement dated as of August 18, 2003 (the "Koyah Additional Advance Agreement") and (ii) the Company executed in favor of KLP (as collateral agent for Koyah) a Stock Pledge Agreement dated as of August 18, 2003 granting KLP (as collateral agent for Koyah) a security interest in certain stock collateral (the "Koyah Stock Pledge Agreement");

WHEREAS, the Company and Koyah also entered into nine (9) Amendment Agreements dated as of August 21, 2003 through January 8, 2004 (the "Koyah Amendment Agreements");

WHEREAS, in connection with the Koyah Additional Advance Agreement and the Koyah Amendment Agreements which increased the maximum principal amount of the Koyah Optional Advance Notes and otherwise amended the Koyah Optional Advance Notes and the Koyah Term Notes, Koyah made certain further additional optional advances to the Company under the Koyah Optional Advance Notes;

WHEREAS, the Company and Koyah also entered into a Security Agreement Amendment dated as of January 15, 2004 granting KLP (as collateral agent for Koyah) a security interest in certain additional personal property collateral (the "Koyah Security Agreement Amendment") (the Koyah Agreement, the Koyah Notes, the Koyah Security Agreement, the Koyah Waiver, the Koyah Stock Pledge Agreement, the Koyah Amendment Agreements and the Koyah Security Agreement Amendment are sometimes collectively referred to as the "Koyah Transaction Documents");

WHEREAS, the outstanding aggregate principal amount of loans by Koyah to the Company evidenced by the Koyah Transaction Documents (collectively, the "Koyah Loans") on the date hereof is Four Million Seven Hundred Three Thousand Three Hundred Fifty-Five and 55/100 Dollars ($4,703,355.55), as follows:

KLP	$ 3,762,684.32
KP	$ 940,671.23

$ 4,703,355.55

WHEREAS, in connection with a term loan to be made by Appleby to the Company, (i) the Company and Appleby are entering into an Agreement dated as of the date hereof (the "Appleby Agreement"), (ii) the Company is executing in favor of Appleby a Convertible Promissory Note dated as of the date hereof in the principal amount of Four Hundred Eighty Thousand Dollars ($480,000) (the "Appleby Note"), (iii) the Company is executing in favor of Appleby a Security Agreement dated as of the date hereof granting Appleby a security interest in certain personal property collateral (the "Appleby Security Agreement") and (iv) the Company is executing in favor of Appleby a Stock Pledge Agreement dated as of the date hereof granting Appleby a security interest in certain stock collateral (the "Appleby Stock Pledge Agreement") (the Appleby Agreement, the Appleby Note, the Appleby Security Agreement and the Appleby Stock Pledge Agreement are sometimes collectively referred to as the "Appleby Transaction Documents");

WHEREAS, in connection with loans to be made by Prudent Bear to the Company, (i) the Company and Prudent Bear are entering into an Agreement dated as of the date hereof (the "Prudent Bear Agreement") (the Prudent Bear Agreement and the Appleby Agreement are sometimes collectively referred to as the "New Lender Agreements"), (ii) the Company is executing in favor of Prudent Bear a Convertible Promissory Note dated as of the date hereof in the principal amount of Six Hundred Thousand Dollars ($600,000) (the "Prudent Bear Note") (the Prudent Bear Note and the Appleby Note are sometimes collectively referred to as the "New Lender Notes"), (iii) the Company is executing in favor of Prudent Bear a Security Agreement dated as of the date hereof granting Prudent Bear a security interest in certain personal property collateral (the "Prudent Bear Security Agreement") (the Prudent Bear Security Agreement and the Appleby Security Agreement are sometimes collectively referred to as the "New Lender Security Agreements") and (iv) the Company is executing in favor of Prudent Bear a Stock Pledge Agreement dated as of the date hereof granting Prudent Bear a security interest in certain stock collateral (the "Prudent Bear Stock Pledge Agreement") (the Prudent Bear Stock Pledge Agreement and the Appleby Stock Pledge Agreement are sometimes collectively referred to as the "New Lender Stock Pledge Agreements," and the Prudent Bear Agreement, the Prudent Bear Note, the Prudent Bear Security Agreement and the Prudent Bear Stock Pledge Agreement are sometimes collectively referred to as the "Prudent Bear Transaction Documents," and the Appleby Transaction Documents and the Prudent Bear Transaction Documents are sometimes collectively referred to as the "New Lender Transaction Documents");

WHEREAS, on or about the date hereof, (i) Appleby is making a term loan to the Company under, and in the principal amount of, the Appleby Note (the "Appleby Loan") and (ii) Prudent Bear is making a term loan to the Company under, and in the principal amount of, the Prudent Bear Note (the "Prudent Bear Loan") (the Appleby Loan and the Prudent Bear Loan are sometimes collectively referred to as the "New Lender Loans");

WHEREAS, pursuant to the Koyah Transaction Documents and the New Lender Transaction Documents, the Company has executed and delivered, and is obligated to execute and deliver from time to time, certain other security filings, instruments and documents to further effectuate, evidence or perfect the respective security interests of Koyah and the New Lenders in the collateral described in the Koyah Transaction Documents and the New Lender Transaction Documents;

WHEREAS, KLP and KP have a first priority security interest in the collateral described in the Koyah Transaction Documents (the "Koyah Security Interest") and the New Lenders have junior security interests in the same collateral (the "New Lender Security Interests"):

WHEREAS, notwithstanding the higher priority of the Koyah Security Interest, KLP and KP are willing to make the priority of the New Lender Security Interests co-equal to the priority of the Koyah Security Interest;

WHEREAS, in connection therewith, KLP, KP and the New Lenders have agreed to share the Collateral (as defined below) on a pooled basis, to the extent of the amount of the Credit Obligations (as defined below), for the ratable benefit of KLP, KP and the New Lenders in accordance with their pro rata share of the Credit Obligations, on the terms and conditions set forth herein;

WHEREAS, KLP, KP and the New Lenders also desire to appoint a single party to hold and administer the Koyah Transaction Documents, the New Lender Transaction Documents and the Collateral for their ratable benefit, on the terms and conditions set forth herein;

WHEREAS, in connection therewith, KLP, KP and the New Lenders desire to allocate as between themselves their relative rights in respect of the Collateral and agree between themselves on certain other arrangements in connection with the Koyah Loans and the New Lender Loans, on the terms and conditions set forth herein;

WHEREAS, the Company is in agreement with all of the arrangements mentioned above;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, KLP, KP, Appleby, Prudent Bear and the Company hereby agree as follows:

1. Definitions.

In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meaning set forth below:

"Collateral" means all property and interests in property in which a Lien has been granted under (i) the Koyah Transaction Documents, (ii) the New Lender Transaction Documents or (iii) the Transaction Documents of any additional New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Collateral Agent" means KLP in its capacity as collateral agent under this Agreement for KP, itself, the New Lenders and any additional New Lenders who may be added to this Agreement pursuant to Section 6 (but not KLP in its separate collateral agent capacity under the Koyah Security Agreement for KP and itself) and any successor Collateral Agent under this Agreement appointed by the Majority In Interest pursuant to this Agreement.

"Credit Obligations" means all outstanding and unpaid obligations of every nature of the Company (i) to Koyah under the Koyah Transaction Documents and the Koyah Loans, as the same may be modified in accordance with Section 4(g), whether now existing or hereafter incurred and without any limit on the current or future principal amount thereof, (ii) to the New Lenders under the New Lender Transaction Documents and the New Lender Loans, as (but only to the extent) the same may be modified in accordance with Section 4(g), whether now existing or hereafter incurred but only up to a limit on the current and future principal amount thereof of Four Hundred Eighty Thousand Dollars ($480,000) for Appleby and Six Hundred Thousand Dollars ($600,000) for Prudent Bear and (iii) to any additional New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Enforcement" means the commencement of enforcement, collection (including judicial or non-judicial foreclosure) or similar proceedings against the Company, including any such proceedings with respect to the Collateral.

"Event of Default" means any event of default or default as defined in any of the Transaction Documents.

"Joinder Agreement" means a Joinder Agreement adding any additional New Lender to this Agreement pursuant to Section 6.

"Lenders" means (i) Koyah, (ii) the New Lenders and (iii) any additional New Lender who may be added to this Agreement pursuant to Section 6.

"Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

"Loans" means (i) the Koyah Loans, (ii) the New Lender Loans, and (iii) the Loans of any additional New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Majority In Interest" means one or more Lenders at the time holding (or representing) more than fifty percent (50%) of the outstanding principal amount of the Credit Obligations.

"Notes" means(i) the Koyah Notes, (ii) the New Lender Notes and (iii) the Notes of any additional New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Proceeds" has the meaning assigned to it under the Uniform Commercial Code, and in any event, includes, but is not limited to, (a) any and all proceeds of any collection, sale or other disposition of the Collateral, (b) any and all amounts from time to time paid or payable or in connection with any of the Collateral, and (c) amounts collected by the Collateral Agent or any Lender by way of offset, deduction or counterclaim.

"Security Documents" means any security agreement, pledge agreement, mortgage, deed of trust, or other agreement, instrument or document pursuant to which the Company grants a Lien to secure the Loans or any other Credit Obligations, whether now existing or hereafter incurred.

"Special Event of Default" means (i) the commencement of a bankruptcy proceeding with respect to the Company, (ii) any other Event of Default which has not been waived or cured within forty-five (45) days after the occurrence thereof, or (iii) the acceleration of any of the Loans or any other Credit Obligations.

"Transaction Documents" means (i) the Koyah Transaction Documents, (ii) the New Lender Transaction Documents and (iii) the Transaction Documents of any additional New Lender who may be added to this Agreement, as specified in a Joinder Agreement.

2. Collateral.

Each Lender hereby appoints KLP as Collateral Agent and agrees that KLP as Collateral Agent shall hold and administer the Security Documents, as trustee for the ratable benefit of the other Lenders and itself in accordance with their pro rata share of the Credit Obligations, and upon receiving any proceeds from any Enforcement, will hold such Proceeds, to the extent it may legally do so, for the ratable benefit of the Lenders and will apply the same in accordance with the provisions of Section 3. It is the specific intent of the parties that the rights of the Lenders in respect of any Collateral shall be governed by the provisions hereof, notwithstanding the date, manner or order of attachment or perfection, or the lack of any thereof, or the description of any such Collateral by or for the benefit of any Lender.

Notwithstanding the foregoing, each New Lender shall promptly make all such filings and take all such actions as may be necessary to perfect their security interests in the Collateral, including all such filings and actions that KLP and KP have made or taken or may later make or take to perfect their security interests in the Collateral as identified by KLP and KP to the New Lenders through notice or copies of such filings or actions by KLP and KP.

3. Payments and Proceeds.

Any and all monies and Proceeds received by the Collateral Agent or a Lender on the Credit Obligations or the Collateral, whether received as a prepayment, regular payment or in connection with an acceleration or a demand for payment or an Enforcement, shall be delivered to the Collateral Agent and applied promptly by the Collateral Agent as follows:

FIRST: To the payment of all reasonable costs and expenses, liabilities and advances (i) made or incurred by the Collateral Agent in connection with administration of this Agreement and (ii) made or incurred by the Collateral Agent or the Lenders in connection with any Enforcement, in each case including reasonable fees and expenses of counsel.

SECOND: To the ratable payment of the Credit Obligations then due and owing by the Company without preference or priority of any amount of interest, principal or premium over any other amount of interest, principal or premium or the Credit Obligations owed to any Lender over the Credit Obligations owed to any other Lender, with any balance to be held for further application in accordance with the provisions of this Section 3; and

THIRD: After payment in full of all obligations owed by the Company under the Credit Obligations, to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such monies or Proceeds.

Notwithstanding the foregoing, any Lender shall be permitted to exercise its conversion rights contained in the Notes and any securities issuable upon exercise of such conversion rights shall not be deemed to constitute monies or Proceeds which are subject to the foregoing arrangements. In addition, upon any exercise by Lenders constituting a Majority In Interest of their conversion rights contained in the Notes, the remaining Lenders shall also exercise their conversion rights contained in the Notes.

4. Decisions Relating to Administration and Exercise of Remedies.

(a) The Lenders shall act only through the Collateral Agent with respect to any Enforcement and the Collateral Agent shall not commence any Enforcement without the written direction of the Majority In Interest. The Collateral Agent shall administer the Security Documents and the Collateral and shall make such demands and give such notices under the Security Documents as the Majority In Interest may direct in writing, and shall take such action to enforce the Security Documents and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed in writing by the Majority In Interest; provided, however, that the Collateral Agent shall not be required to take any action (i) that is contrary to law or to the terms of this Agreement or the Security Documents, or that would subject the Collateral Agent or any of its officers, directors, partners, members, employees, or agents to liability, and (ii) until the Collateral Agent shall be indemnified as to its reasonable satisfaction by one or more of the Lenders against any and all loss, cost, expense or liability in connection therewith, which indemnity each Lender hereby agrees to deliver upon request of the Collateral Agent.

(b) Each Lender agrees that the Collateral Agent shall act as the Majority In Interest may direct (regardless of whether any individual Lender agrees, disagrees or abstains with respect to such directions), and that the Collateral Agent shall have no liability for acting in accordance with such directions and the Majority In Interest shall have no liability for giving such directions in good faith; provided that such action does not conflict with the express terms of this Agreement. The Collateral Agent shall give prompt notice to each of the Lenders of any action taken pursuant to the directions of the Majority In Interest to enforce any Security Document; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken. Notwithstanding anything herein to the contrary, the Majority In Interest shall only direct the Collateral Agent to release the Collateral from the security interests granted for the benefit of any individual Lender(s) if the Collateral Agent is concurrently releasing the security interest granted in such Collateral for the benefit of all Lenders having a security interest in such Collateral, unless all Lenders shall otherwise agree.

(c) The Collateral Agent may at any time request directions from the Majority In Interest as to any course of action or other matter relating hereto or any Security Document or Collateral. Except as otherwise expressly provided in this Agreement or the Security Documents, directions given by the Majority In Interest to the Collateral Agent hereunder shall be in writing and binding upon all Lenders for all purposes.

(d) Nothing contained in this Agreement shall affect the rights of any Lender to give the Company notice of any default, accelerate or make demand for payment of their respective Loans or other Credit Obligations. If the Majority In Interest direct the Collateral Agent to take any action, commence any proceedings or otherwise proceed against the Collateral or enforce any Security Documents, and such actions or proceedings are or may be defective without the joinder of all Lenders, then all Lenders shall join in such actions or proceedings. Each Lender agrees not to take any action to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral except through the Collateral Agent in accordance with this Agreement and not take any other actions inconsistent with this Agreement.

(e) If the Collateral Agent has been notified in writing that an Event of Default has occurred, the Collateral Agent shall notify the Lenders and may notify the Company of such determination. Any Lender which has actual knowledge of an Event of Default, or facts which indicate that an Event of Default has occurred, shall deliver to the Collateral Agent a written statement describing such Event of Default or facts. Failure to do so, however, does not constitute a waiver of such Event of Default by the Lenders. Upon receipt of a notice from a Lender of the occurrence of an Event of Default, the Collateral Agent shall promptly give notice of such Event of Default to all other Lenders.

(f) Unless an Event of Default has occurred and is continuing, the Collateral Agent may, without any approval of the Majority In Interest or all Lenders (as applicable) as otherwise required under Section 4(b), release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company pursuant to the Transaction Documents and execute and deliver such releases as may be necessary to terminate of record any Lender's security interest in such Collateral. If an Event of Default has occurred and is continuing, the Collateral Agent shall only release such Collateral upon the approval of the Majority In Interest or all Lenders (as applicable) as required under Section 4(b).

(g) KLP and/or KP shall have the right to amend, supplement, restate or replace (including an increase or decrease in the principal amount thereof), waive the terms of, or otherwise modify the Koyah Transaction Documents without any notice to approval of the other Lenders and without in any way affecting their rights under this Agreement. The New Lenders shall not, amend, supplement, restate or replace (including an increase or decrease in the principal amount thereof), waive the terms of, or otherwise modify the New Lender Transaction Documents without the written approval of KLP and KP.

(h) With respect to its pro rata share of the Credit Obligations, KLP, in its capacity as a Lender, shall have and may exercise the same rights and powers hereunder subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, all as if KLP were not appointed as the Collateral Agent pursuant hereto. KLP may lend money to, and generally engage in any kind of business with, the Company as if KLP were not acting as a Collateral Agent pursuant hereto and without any duty to account therefore to the Lenders. Without limiting the foregoing, each Lender acknowledges that (i) KLP is both a Lender and a Collateral Agent under the Security Documents and (ii) KLP may continue to engage in any credit decisions with respect to the Koyah Transaction Documents under which it is a Lender without any duty to account therefore to the Lenders by reason of its appointment as the Collateral Agent.

5. Effectiveness.

The effectiveness of this Agreement is conditioned upon (i) Appleby completing and funding the Appleby Loan in the full contemplated principal amount of Four Hundred Eighty Thousand Dollars ($480,000) not later than January 21, 2004 under the Appleby Transaction Documents which shall be in form and substance acceptable to KLP and KP and (ii) Prudent Bear Fund completing and funding the contemplated Prudent Bear Loan in the full principal amount of Six Hundred Thousand Dollars ($600,000) not later than January 21, 2004 under the Prudent Bear Transaction Documents which shall be in form and substance acceptable to KLP and KP.

6. Additional New Lenders.

Each of the parties hereto acknowledge and agree that the Company may need additional funding above and beyond the Koyah Loans, the Appleby Loan and the Prudent Bear Loan and therefore it may be in the interest of all parties to this Agreement for additional individuals or entities to make loans to the Company and to join in this Agreement and be added as additional New Lenders hereunder. Accordingly, each of the parties hereto agrees to the following terms and conditions in order to provide for possible additional New Lenders joining in and being added to this Agreement.

Upon (i) approval of the Majority In Interest of (a) the lender(s) who will be added as an additional New Lender, (b) the loans made or to be made and the maximum principal amount thereof which will constitute the "Loans" and the "Credit Obligations" of such additional New Lender for purposes of this Agreement and (c) the documents which will constitute the "Notes" and other "Transaction Documents" of such additional New Lender and the form and substance thereof, (ii) the additional New Lender and the Majority In Interest entering into a Joinder Agreement providing for the addition of such additional New Lender and setting forth such (a) the name and address of such additional New Lender, (b) the "Loans" and other "Credit Obligations" of such additional New Lender for purposes of this Agreement, (c) the "Notes" and other "Transaction Documents" of such additional New Lender for purposes of this Agreement and (d) any other conditions precedent to the addition of such additional New Lender, and (iii) the satisfaction of any such conditions precedent, then such additional New Lender shall become an additional "New Lender" for all purposes of this Agreement, with all of the rights and obligations of a New Lender and with all references in this Agreement to a New Lender also referring to such additional New Lender.

Upon entering into any Joinder Agreement, such additional New Lender and the Majority In Interest who are parties thereto shall promptly notify the Company and the other Lenders and shall send them a copy of such Joinder Agreement. No further approval by or notice to the Company or any of the other Lenders shall be required to add any additional New Lenders.

7. Miscellaneous.

(a) Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or the reputation or involvement of the Collateral Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit and/or investment analysis and decisions in connection with entering into its Transaction Documents or this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and/or investment decisions in connection with taking or not taking action under its Transaction Documents, this Agreement or any other agreement to which it is a party with respect to the Company.

(b) The Company acknowledges that it has actual notice of the terms of this Agreement, consents hereto, agrees to be bound by the terms hereof and covenants with each of the Lenders that it will at all times during the continuance hereof comply and act in accordance with the terms and provisions of this Agreement. The Company also acknowledges that the terms of this Agreement are for the sole benefit of the Lenders, and that nothing in this Agreement shall be construed as conferring any rights upon the Company or any third party.

(c) All notices or other communications provided for herein shall be in writing and be send by overnight air courier, facsimile communication or United States mail and shall be deemed to have been given when delivered by overnight air courier, upon receipt of facsimile communication if concurrently with transmission of such facsimile, a copy of thereof shall be sent by overnight courier to the address specified for such notice or communication, or five (5) business days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth under such party's name on the signature pages hereof.

(d) In addition to the provisions of Section 6 governing the possible addition of additional New Lenders, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with (i) in the case of an amendment, the written consent of the Lenders constituting the Majority In Interest, except that if any amendment would affect any Lender adversely and differently from the Lenders generally, then no such amendment shall be effective without the written consent of such affected Lender as well, and (ii) in the case of a waiver, with the written consent of the party granting such waiver. Any amendment or waiver effected in accordance with this Section 7(d) shall be binding on the Company and each current or future Lender.

(e) This Agreement shall continue to be effective among the Lenders even though a case or proceeding under any bankruptcy or insolvency law or any proceeding in the nature of a receivership, whether or not under any solvency law, shall be instituted with respect to the Company, or any portion of the property or assets of the Company, and all actions taken by the Lenders with regard to such proceeding shall be as directed by the Majority In Interest; provided however, that nothing herein shall be interpreted to preclude any Lender from filing a proof of claim with respect to obligations owed it by the Company or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in the case of bankruptcy, insolvency or similar law in its sole discretion; provided further, that in the event any party fails to file a proof of claim, the Collateral Agent may file a proof of claim on behalf of such party.

(f) Each party hereto agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any other party hereto may reasonably request to effect the terms, provisions and purposes of this Agreement or to better assure and confirm unto such other party hereto its respective rights, powers and remedies hereunder.

(g) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing such counterpart. A facsimile copy of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

(h) The Company and each New Lender acknowledge that Paine Hamblen Coffin Brooke & Miller LLP ("Paine Hamblen") has represented only KLP, KP and their affiliates in connection with this Agreement and the Transaction Documents, and that Paine Hamblen has not represented the Company or any New Lender in any way in connection therewith. Each New Lender also acknowledges that the interests of KLP, KP and their affiliates are different than the interests of such New Lender and that such New Lender has the sophistication and ability to look out for its own interests. The Company and each New Lender further acknowledges that it has been represented by its (or in the case of Appleby, is an attorney acting as his) own legal counsel in connection with this Agreement and the Transaction Documents and has consulted with and relied solely upon the legal representation and advice of such legal counsel in connection therewith.

(i) In case any provision or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligations in any other jurisdiction, shall not in any way be affected or impaired hereby.

(j) The Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

(k) This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein.

(l) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Lenders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.

(m) In addition to any obligation of the Company to pay the costs and expenses of legal counsel to the Lenders under the terms and conditions set forth in the Transaction Documents, the Company agrees to pay the costs and expenses of legal counsel to the Lenders in connection with the negotiation, execution, and delivery of this Agreement and any other related agreements with the Lenders as well as the consummation of the transactions contemplated by and the administration of such agreements. In addition, the Company agrees to pay all out-of-pocket fees, costs and expenses incurred by the Collateral Agent and/or any of the Lenders in connection with any filings required hereunder or the Koyah Transaction Documents and/or the New Lender Transaction Documents, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches required or obtained by the Collateral Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent might prejudice, imperil or otherwise affect the Collateral or the Lenders' Liens therein. The Company will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses of the Collateral Agent and/or the Lenders, including the reasonable fees and expenses of counsel and of any experts and agents, which the Collateral Agent and/or any Lender may incur in connection with (i) the enforcement of this Agreement or the Transaction Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of a Lender under any other agreement between the Company and such Lender. Until so paid by the Company, any expenses, fees and costs payable hereunder shall bear interest at the default rate, if any, set forth in the Koyah Notes or the New Lender Notes, as applicable.

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IN WITNESS WHEREOF, each of the Lenders and the Company caused this Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

KLP: KOYAH LEVERAGE PARTNERS, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588	KP: KOYAH PARTNERS, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588
Appleby: EDGAR APPLEBY Address: Peacock Point Locust Valley, NY 11560 Fax No. 516-674-3748	Prudent Bear: PRUDENT BEAR FUND, INC. By: Name: Title: Address: 8140 Walnut Hill Lane, Suite 300 Dallas, TX 75206 Attn: Gregg Jahnke Fax: 214-696-5556
Company: AURA SYSTEMS, INC. By: Name: Title: Address: 2335 Alaska Avenue El Segundo, CA 90245 Attn: Neal F. Meehan Fax: 310-643-8719

[Signature page to Intercreditor Agreement.]